As filed with the Securities and Exchange Commission on February 19, 2026

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

Pulse Biosciences, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	46-5696597
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

601 Brickell Key Drive, Suite 1080 Miami, FL 33131
(Address of Principal Executive Offices) (Zip Code)

2017 Equity Incentive Plan
2017 Employee Stock Purchase Plan
(Full title of the plan)

Paul A. LaViolette Chief Executive Officer Pulse Biosciences, Inc. 601 Brickell Key Drive, Suite 1080 Miami, FL 33131
(Name and address of agent for service)

(510) 906-4600
(Telephone number, including area code, of agent for service)

Copies to:
Kenneth B. Stratton, Esq. General Counsel Pulse Biosciences, Inc. 601 Brickell Key Drive, Suite 1080 Miami, FL 33131 (510) 906-4600	Adam W. Finerman Baker & Hostetler LLP 45 Rockefeller Center New York, NY 10111 (212) 589-4233

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register: (i) 3,650,000 additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) under the Company’s 2017 Equity Incentive Plan (the “Incentive Plan”), consisting of (a) 2,000,000 additional shares of Common Stock reserved pursuant to an amendment to the Incentive Plan, effective September 30, 2025, as approved by the Company’s stockholders at a special meeting, and (b) 1,200,000 additional shares reserved pursuant to the provisions of the Incentive Plan providing for an automatic annual increase in the number of shares reserved for issuance under the Incentive Plan, effective as of January 1, 2026; and (ii) 450,000 additional shares of Common Stock under the Company’s 2017 Employee Stock Purchase Plan (the “ESPP” and together with the Inventive Plan, the “Plans”) reserved pursuant to the provisions of the ESPP providing for an automatic annual increase in the number of shares reserved for issuance under the ESPP, effective January 1, 2026. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S‑8 filed with the Commission on May 22, 2017 (File No. 333-218164), January 17, 2018 (File No. 333-222582), January 22, 2019 (File No. 333-229320), March 16, 2020 (File No. 333-237225), March 18, 2021 (File No. 333-254451), May 13, 2022 (File No. 333-264957), May 10, 2023 (File No. 333-271808) and February 27, 2025 (File No. 333-285383).

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants of the Plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Pulse Biosciences, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission, in each case excluding any information “furnished” but not “filed,” unless the Company specifically provides that such “furnished” information is to be incorporated by reference:

(a)

The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2025, filed with the Commission on February 19, 2026 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 9, 2026 and February 6, 2026; and

(c)

   The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-37744) filed with the Commission on April 15, 2016, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement.

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
4.1	Certificate of Incorporation of the Registrant	8-K12B	001-37744	3.3	June 18, 2018
4.2	Bylaws of the Registrant	8-K12B	001-37744	3.4	June 18, 2018
4.3	Form of Common Stock certificate of the Registrant	8-K12B	001-37744	4.1	June 18, 2018
4.4	Pulse Biosciences, Inc. 2017 Equity Incentive Plan, as amended, and forms of agreement thereunder.	10-K	001-37744	10.6	February 19, 2026
4.5	2017 Employee Stock Purchase Plan and forms of agreement thereunder	8-K	001-37744	10.2	May 19, 2017
5.1*	Opinion of Baker & Hostetler LLP, counsel to the Registrant
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of BakerHostetler LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (contained on signature pages hereto)
107*	Filing Fee Table

* Filed herewith.

Item 9. Undertakings.

A.         The undersigned Registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Filing Fee Tables" attached as Exhibit 107 to the effective Registration Statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.;

 provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, Florida, on February 19, 2026.

PULSE BIOSCIENCES, INC.

By:	/s/ Paul A. LaViolette
Paul A. LaViolette
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Paul A. LaViolette and Kenneth B. Stratton, and each of them singly, as the undersigned’s true and lawful attorney-in-fact and agent with full power of substitution, for the undersigned in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or the undersigned’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul A. LaViolette	Chief Executive Officer, Co-Chairman of the Board of Directors	February 19, 2026
Paul A. LaViolette	(Principal Executive Officer)

/s/ Jon Skinner	Chief Financial Officer	February 19, 2026
Jon Skinner	(Principal Financial Officer)

/s/ Robert W. Duggan	Co-Chairman of the Board of Directors	February 19, 2026
Robert W. Duggan

/s/ Darrin R. Uecker	Chief Technology Officer and Director	February 19, 2026
Darrin R. Uecker

/s/ Maria Sainz	Director	February 19, 2026
Maria Sainz

/s/ Manmeet S. Soni	Director	February 19, 2026
Manmeet S. Soni

/s/ Richard A. van den Broek	Director	February 19, 2026
Richard A. van den Broek

/s/ Mahkam Zanganeh	Director	February 19, 2026
Mahkam Zanganeh

/s/ Steven Weber	VP, Accounting and Global Corporate Controller	February 19, 2026
Steven Weber	(Principal Accounting Officer)